UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Barton Springs Road, Suite 300 Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CORZQ	*
Warrants, exercisable for shares of common stock	CRZWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on January 3, 2023 under the Symbols “CORZQ” and “CRZWQ,” respectively.

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on December 21, 2022, Core Scientific Inc. (the “Company”) and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Additional information about the Chapter 11 Cases, including access to Court documents, is available online at cases.stretto.com/CoreScientific/, a website administered by Stretto, Inc., a third-party bankruptcy claims and noticing agent. The information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

The Replacement DIP Facility

As previously disclosed, in connection with the Chapter 11 Cases, the Debtors entered into a Senior Secured Super-Priority Debtor-In-Possession Credit Agreement, dated as of December 22, 2022 (the “Existing DIP Credit Agreement”), with Wilmington Savings Fund Society, FSB, as administrative agent, and the lenders from time to time party thereto, which was authorized, on an interim basis, pursuant to an order of the Bankruptcy Court on December 23, 2022 (the “Interim DIP Order”). In connection therewith, the Company utilized $37.5 million of the approximately $57.3 million available under the Existing DIP Credit Agreement.

Subsequent to the Interim DIP Order, the Debtors sought new financing with improved terms to replace the Existing DIP Credit Agreement. On February 2, 2023, the Bankruptcy Court entered an interim order (the “Replacement Interim DIP Order”) authorizing, among other things, the Debtors to (i) obtain senior secured non-priming super-priority replacement post-petition financing (the “Replacement DIP Facility”) and (ii) refinance the Existing DIP Credit Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in that certain Commitment Letter (the “Commitment Letter”) dated as of January 29, 2023, by and between B. Riley Commercial Capital, LLC (the “Replacement DIP Lender”) and the Company.

The Replacement DIP Facility, among other things, provides for a non-amortizing super-priority senior secured term loan facility in an aggregate principal amount not to exceed $70 million. Under the Replacement DIP Facility, (i) $35 million was available following Bankruptcy Court approval pursuant to the Replacement Interim DIP Order and (ii) up to $35 million will be available following Bankruptcy Court approval on a final basis (the “Final DIP Order”).

DIP Loans under the Replacement DIP Facility will bear interest at a rate of 10% which will be payable in kind in arrears on the first day of each month. The Replacement DIP Lender will receive an upfront commitment fee equal to 3.5% of the aggregate commitments under the Replacement DIP Facility, payable in kind, and exit fees equal to 5% of the amount of the DIP Loans being repaid, reduced or satisfied. The Replacement DIP Facility includes representations and warranties, covenants applicable to the Debtors, and events of default. If an Event of Default under the Replacement DIP Facility occurs, the Replacement DIP Lender may, among other things, permanently reduce any remaining commitments and declare the outstanding obligations under the Replacement DIP Facility to be immediately due and payable.

The maturity date of the Replacement DIP Facility is December 21, 2023, which can be extended, under certain conditions, by an additional three months to March 21, 2024. The Replacement DIP Facility will also terminate on the date that is the earliest of the following (i) the effective date of any chapter 11 plan of reorganization with respect to the Borrowers or any other Debtor; (ii) the consummation of any sale or other disposition of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code; (iii) the date of the acceleration of the DIP Loans and the termination of the DIP Commitments; (iv) the date of the DIP Agent’s written notice to the Borrowers of the occurrence of an Event of Default under the Replacement DIP Facility; (v) dismissal of the Chapter 11 Cases or conversion of the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code; and (vi) March 4, 2023, if no Final DIP Order is entered (or such later date as may be agreed in writing by the Replacement DIP Lender).

The Debtors and the Replacement DIP Lender are currently negotiating and documenting the credit agreement and related documents in connection with the Replacement DIP Facility, which will be finalized and filed with the Bankruptcy Court prior to the Final DIP Order.

The foregoing description of the Replacement DIP Facility does not purport to be complete and is qualified in its entirety by reference to (i) the Replacement Interim DIP Order and (ii) the Commitment Letter, which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 31, 2023, and February 1, 2023, the Debtors each filed with the Bankruptcy Court their monthly operating reports for the period beginning December 21, 2022 and ending December 31, 2022 (collectively, the “December Monthly Operating Reports”). The December Monthly Operating Reports are attached hereto, as Exhibits 99.1 through 99.11 and are incorporated herein by reference. This Current Report on Form 8-K (including the exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD. The December Monthly Operating Reports and other filings with the Bankruptcy Court related to the Chapter 11 Cases may be available electronically at cases.stretto.com/CoreScientific/.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding the December Monthly Operating Reports

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the December Monthly Operating Reports, which were not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The December Monthly Operating Reports are limited in scope, cover a limited time period and have been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The December Monthly Operating Reports were not audited or reviewed by independent accountants, were not prepared in accordance with generally accepted accounting principles in the United States, are in a format prescribed by applicable bankruptcy laws or rules, and are subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the December Monthly Operating Reports are complete. The December Monthly Operating Reports also contain information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the December Monthly Operating Reports should not be viewed as indicative of future results.

Furthermore, this Form 8-K and/or the December Monthly Operating Reports may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 Cases including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in its Chapter 11 Cases, successfully enter into and implement a restructuring plan, emerge from Chapter 11 and achieve significant cash flows from operations; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; finalization and receipt of the Replacement DIP Facility; satisfaction of any conditions to which the Company’s DIP financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock and the risks related to trading on the OTC Pink Market; as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Commitment Letter, dated as of January 29, 2023, by and between Core Scientific, Inc. and B. Riley Commercial Capital LLC

99.1	Core Scientific, Inc., Monthly Operating Report for the period ended December 31, 2022

99.2	Core Scientific Mining LLC, Monthly Operating Report for the period ended December 31, 2022

99.3	Core Scientific Operating Company, Monthly Operating Report for the period ended December 31, 2022

99.4	Core Scientific Acquired Mining LLC, Monthly Operating Report for the period ended December 31, 2022

99.5	Radar Relay, Inc., Monthly Operating Report for the period ended December 31, 2022

99.6	Core Scientific Specialty Mining (Oklahoma) LLC, Monthly Operating Report for the period ended December 31, 2022

99.7	American Property Acquisition, LLC, Monthly Operating Report for the period ended December 31, 2022

99.8	Starboard Capital LLC, Monthly Operating Report for the period ended December 31, 2022

99.9	Radar LLC, Monthly Operating Report for the period ended December 31, 2022

99.10	American Property Acquisitions I, LLC, Monthly Operating Report for the period ended December 31, 2022

99.11	American Property Acquisitions VII, LLC, Monthly Operating Report for the period ended December 31, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Date: February 7, 2023	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	President and Chief Legal Officer